SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 9, 2002

NORTHWEST BIOTHERAPEUTICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION)	0-33393 (COMMISSION FILE NUMBER)	94-3306718 (I.R.S. EMPLOYER IDENTIFICATION NO.)

21720 23rd Drive SE, Suite 100, Bothell, WA 98021
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(425) 608-3000
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     Effective December 9, 2002, Northwest Biotherapeutics (the “Company”), Medarex, Inc. and Genpharm International, Inc. (a wholly owned subsidiary of Medarex) entered into an Assignment and License Agreement (the “Agreement”). Pursuant to the Agreement, the Company has assigned certain intellectual property rights to Medarex in exchange for: (i) $3 million; (ii) reacquisition of certain development and commercialization rights it had previously granted to Medarex; (iii) potential future royalties; and (iv) diagnostic rights with respect to certain disease targets. Also pursuant to the Agreement, the Company has agreed to grant Medarex 2 million shares of the Company’s common stock and warrants to purchase an additional 0.8 million shares. Immediately prior to entering the Agreement, Medarex owned approximately 14.7% of all outstanding shares of the Company’s common stock.

     A copy of the Agreement, redacted to preserve the confidentiality of certain confidential terms, is attached hereto as Exhibit 10.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) EXHIBITS

10.1	Assignment and License Agreement, effective as of December 9, 2002, between Medarex Inc., Northwest Biotherapeutics, Inc. and Genpharm International, Inc. (Certain confidential information contained in this document, marked by brackets, has been omitted from this filing. Such information has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted information.)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

	By:	/S/ Daniel O. Wilds Daniel O. Wilds Chairman, President and Chief Executive Officer

Dated: December 23, 2002

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Assignment and License Agreement, effective as of December 9, 2002, between Medarex Inc., Northwest Biotherapeutics, Inc. and Genpharm International, Inc. (Certain confidential information contained in this document, marked by brackets, has been omitted from this filing. Such information has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted information.)